                             FIFTH DIMENSION INC.
                                   EXHIBITS



Exhibit 11.1  COMPUTATION OF EARNINGS PER COMMON SHARE
------------------------------------------------------
              FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
------------------------------------------------------------

              PRIMARY
              -------

                                                             1997              1996
                                                             ----              ----
        Net Loss                                         $(2,160,293)       $ (144,166)

        Weighted Average Number of Common                  1,093,636         1,093,636
            outstanding during the year

        Primary loss per common share                    $     (1.98)       $     (.13)


              FULLY DILUTED
              -------------

        Net Loss                                         $(2,160,293)       $ (144,166)

        Weighted average number of shares used in          1,093,636         1,093,636
            calculating primary income per common
            share

        Fully diluted loss per common share             $     (1.98)        $     (.13)

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